FOR IMMEDIATE RELEASE

DUCKWALL-ALCO APPROVES NAME CHANGE TO ALCO STORES, INC.,
ADDING CLARITY TO BRAND VALUED BY CONSUMERS IN 23 STATES

ABILENE, Kan. (June 28, 2012) -- Duckwall-ALCO Stores, Inc. (NASDAQ: DUCK), which specializes in providing a superior selection of essential products for everyday life in small-town America, announced at its June 27 annual meeting of shareholders that the Company’s name will officially change to ALCO Stores, Inc. An amendment to the Articles of Incorporation was approved yesterday at the annual meeting. ALCO Stores also plans to change its ticker symbol on NASDAQ to “ALCS.” Both the name change and the change in ticker symbol will be effective as of July 6, 2012.

Richard Wilson, President and CEO, commented, “The evolution of the ALCO brand began 40 years ago when the Duckwall family recognized that customers were demanding greater variety and service while still receiving exceptional value.  With the changing consumer interests, the Company began building larger stores they called ALCO and began phasing out the much smaller ‘five and dime’ Duckwall stores, culminating with the closure of the remaining stores in 2011. The Duckwall name has been important in our company’s 111-year history, and we honor our founder, A.L. Duckwall, in many ways, including the enhancement of the ALCO brand.”

Wilson continued, “Not only is ALCO the place to “Shop Smart and Save Smart” at 216 locations in 23 states, but customers can also access exceptional value at our newly launched ecommerce store at www.ALCOstores.com. The new corporate brand adds clarity for customers who value the remarkable quality at reasonable prices they find every day at ALCO stores.”

During the annual meeting, Wilson also outlined initiatives to drive further improvement in financial results, even in the midst of the current challenging economy:

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Regional pricing – identifying opportunities to price specific items differently in different ALCO markets, depending on regional competitive situations, while maintaining ALCO’s superior value positioning with shoppers in each market.

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Regional merchandising – tailoring product offerings for specific needs in ALCO regions. For example, ALCO has seen good results from adding fire-retardant clothing in stores in oil-drilling areas and higher-end outdoor apparel in areas frequented by outdoors enthusiasts, like Colorado and other Western states.

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Ecommerce – now offering 10,000 items, a number that will continue to grow, in a well-designed online store launched this month. The www.ALCOstores.com site reinforces brand loyalty of current ALCO shoppers and is beginning to add new customers, Wilson said. He expects the ecommerce store to become ALCO’s largest store, adding to sales and earnings, with lower overhead offsetting thinner gross margins.

Wilson also addressed steps ALCO is taking to rationalize its real estate portfolio. He explained that five new stores are slated to open in fiscal 2013 -- targeting robust regional economies, such as those in energy exploration areas -- while eight underperforming locations are expected to close. He explained that ALCO stores in energy regions are significantly outperforming the average of all 216 stores.

Wilson concluded, “Improving productivity and profitability across the store base takes time – and we are proceeding cautiously -- but we believe there is potential to significantly improve shareholder returns.”

About ALCO Stores, Inc.
ALCO Stores, Inc. is a broad-line retailer, primarily located in small underserved communities across 23 states.  The Company has 216 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  We are proud to have continually provided friendly, personal service to our customers for the past 111 years.  To learn more about the Company, visit www.ALCOstores.com.

Forward-looking statements
This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission.

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For more information, contact:
Wayne S. Peterson
Senior Vice President – Chief Financial Officer
785-263-3350 X164
email: wpeterson@alcostores.com
or
Debbie Hagen
Hagen and Partners
913-642-6363
email: dhagen@hagenandpartners.com